Exhibit 99.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Lisa Laukitis

Christine A. Okike

Four Times Square

New York, New York 10036-6522

Telephone: (212) 735-3000

Fax: (212) 735-2000

— and —

Ron E. Meisler (admitted pro hac vice)

Christopher M. Dressel (admitted pro hac vice)

Jennifer Madden (admitted pro hac vice)

155 North Wacker Drive

Chicago, Illinois 60606-1720

Telephone: (312) 407-0700

Fax: (312) 407-0411

Counsels to Debtors

and Debtors-in-Possession

TOGUT, SEGAL & SEGAL LLP Albert Togut Neil M. Berger Kyle J. Ortiz One Penn Plaza Suite 3335 New York, New York 10119 Telephone: (212) 594-5000 Fax: (212) 967-4258

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

SYNERGY PHARMACEUTICALS INC., et al.,	Case No. 18-14010 (JLG)

Debtors.(1)	Jointly Administered

Related Docket Nos: 537, 538, 541, 546 & 557

DEBTORS’ MOTION FOR ENTRY OF AN ORDER (I) APPROVING SETTLEMENT AMONG THE DEBTORS, CRG SERVICING LLC, THE CREDITORS’ COMMITTEE, THE EQUITY COMMITTEE, AND HOULIHAN LOKEY
CAPITAL, INC. AND (II) FINDING THAT PROPOSED
MODIFICATIONS TO THE PROPOSED PLAN DO
NOT REQUIRE FURTHER SOLICITATION

(1)         The Debtors in these Chapter 11 cases, along with the last four digits of their respective tax identification numbers, are as follows: Synergy Pharmaceuticals Inc. (5269); Synergy Advanced Pharmaceuticals, Inc. (4596). The address of the Debtors’ corporate headquarters is 620 Lee Road, Chesterbrook, Pennsylvania 19087.

Synergy Pharmaceuticals Inc. (“Synergy Pharmaceuticals”) and Synergy Advanced Pharmaceuticals, Inc. (“Synergy Advanced” and, together with Synergy Pharmaceuticals, the “Debtors,” the “Company,” or “Synergy”), the debtors and debtors-in-possession in the above-captioned cases, hereby move (this “Motion”) this Court for entry of an order, substantially in the form attached hereto as Exhibit A (the “Order”), granting the relief described below. In support of this Motion, the Debtors further represent as follows:

PRELIMINARY STATEMENT

1.             Prior to the hearing to approve the Third Amended Disclosure Statement for the Third Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and its Debtor Affiliate [Docket No. 546] (the “Disclosure Statement Hearing” to approve the “Disclosure Statement”), the Debtors, CRG Servicing LLC (“CRG”), the Official Committee of Unsecured Creditors (the “Creditors’ Committee”), the Official Committee of Equity Security Holders (the “Equity Committee”), and Houlihan Lokey Capital, Inc. (“Houlihan”) entered into a stipulation resolving the objections of key stakeholders (including the Equity Committee) to the Debtors’ Motion for Entry of Order Approving Appointment and Compensation of Independent Director Nunc Pro Tunc to February 13, 2019 [Docket No. 373] (the “Independent Director Motion”) and certain of the Equity Committee’s objections to the Plan(2) (the “Independent Director Settlement Stipulation”). Under the Independent Director Settlement Stipulation, the Creditors’ Committee agreed to support the Plan, and the Equity Committee agreed not to object to specified provisions of the Plan. With respect to Plan provisions other than those specified, however, the Equity Committee expressly reserved its rights to object to the Plan.

(2)         The “Plan” is the Third Amended Joint Plan of Reorganization of Synergy Pharmaceuticals and its Debtor Affiliate [Docket No. 545] (as may be amended, supplemented, or modified from time to time). Words capitalized but otherwise not defined in the Motion shall have the meanings ascribed to them in the Plan.

2.             Following the Disclosure Statement Hearing, the Equity Committee filed notices of appeal of the Order Approving Settlement of Objections to Prepetition Secured Obligations and Prepetition Liens [Docket No. 450] (the “Make-Whole Settlement Order”) (Notice of Appeal [Docket No. 537]) and the Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Status, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, and (VI) Granting Related Relief [Docket No. 454] (Notice of Appeal [Docket No. 538]) (collectively, the “Appeals”). In response to the Appeals, CRG filed the Motion of CRG Servicing LLC for an Order, Pursuant to 11 U.S.C. § 105(a), (I) Enforcing Plan Settlement Stipulation, (II) Holding the Official Equity Committee and the Law Firm of Stevens & Lee, P.C. in Contempt of Court and (III) Imposing Sanctions [Docket No. 557] (the “Enforcement Motion”) and the Creditors’ Committee filed a limited joinder to the Enforcement Motion [Docket No. 563] (the “Enforcement Motion Joinder”).

3.             The Debtors, CRG, the Creditors’ Committee, the Equity Committee, and Houlihan have now reached a final settlement (the “Equity Committee Settlement”) of (a) all actual and potential objections of the Equity Committee to the Plan; (b) the Appeals and the Enforcement Motion; and (c) the underlying objections (to the extent that any remain) to the Prepayment Premium, Back-End Fee, and Make-Whole Settlement Order. The Debtors believe the Equity Committee Settlement is in the best interest of their Estates and all holders of Claims and Interests, because, if approved, it would resolve ongoing litigation (both in this Court and at the appellate level) that is likely to be costly and time consuming. Further, if approved, the Equity Committee Settlement would allow the Debtors to seek confirmation of the Plan on a largely consensual basis at the hearing on the confirmation of the Plan (the “Confirmation Hearing”).

RELIEF REQUESTED

4.             By this Motion, the Debtors request entry of an Order (a) approving the Equity Committee Settlement; (b) finding that the Equity Committee Settlement, including the settlement payment to holders of Allowed Interests contemplated thereunder and set forth in the Plan Modifications, has no impact on the deemed rejection under the Plan by the Class of Allowed Interests (Class 8), and that, as a result, the Debtors are not required to solicit votes on the Plan (as modified by the Plan Modifications) from holders of Allowed Interests; (c) finding that no holders of Allowed General Unsecured Claims (Class 4) are materially or adversely affected by the Equity Committee Settlement and, accordingly, that the Debtors are not required to resolicit votes on the Plan, as modified by the Plan Modifications; and (d) finding that notice of this Motion and disclosure of the Equity Committee Settlement thereby satisfies any applicable and incremental requirements under 11 U.S.C. § 1125 with respect to the Plan as modified by the Plan Modifications.

5.             The Equity Committee Settlement resolves several matters in dispute among the parties thereto, including: (a) actual and potential objections of the Equity Committee to the Plan; (b) the Appeals and Enforcement Motion; and (c) the underlying objections to the Prepayment Premium. The relief requested herein relates solely to the Debtors’ entry into the Equity Committee Settlement, the solicitation of the Plan, and the withdrawal of the Appeals, the Enforcement Motion, and the Enforcement Motion Joinder. If this Motion is granted, the Debtors will seek confirmation of the Plan, incorporating the Equity Committee Settlement payment to holders of Allowed Interests in consideration for the withdrawal of the Appeals and resolution of objections to the Plan, as provided in the Equity Committee Settlement term sheet attached as

Exhibit 1 to the proposed Order (the “Settlement Term Sheet”) and as reflected in Exhibit 2-A (clean version of the Plan) and Exhibit 2-B (changed pages reflecting changes to solicitation version of the Plan) to the proposed Order (the “Plan Modifications”).(3) Confirmation of the Plan, as modified by the proposed Plan Modifications, will be determined by this Court at the Confirmation Hearing currently scheduled to take place on April 23, 2019. Thus, by this Motion, the Debtors do not seek to preclude any party-in-interest, other than the parties to the Equity Committee Settlement, from objecting to confirmation of the Plan as modified by the Plan Modifications.

JURISDICTION AND VENUE

6.             This court has jurisdiction to consider this Motion under 28 U.S.C. §§ 157 and 1334. This is a core proceeding under 28 U.S.C. § 157(b). Venue of these cases and this Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

7.             The legal predicates for the relief requested herein are section 105 and sections 1125, 1126, and 1127 of title 11 of the United States Code (the “Bankruptcy Code”) and Rule 3019(a) and Rule 9019 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).

BACKGROUND

I.                                        General Background

8.             On December 12, 2018 (the “Petition Date”), each of the Debtors commenced a case by filing a petition for relief under Chapter 11 of the Bankruptcy Code (collectively, the “Chapter 11 Cases”). The Chapter 11 Cases are jointly administered.

(3)     If the Motion is denied, the Debtors reserve their right to seek confirmation of the Plan without the Plan Modifications.

9.             The Debtors continue to manage and operate their businesses as debtors-in-possession pursuant to section 1107 and section 1108 of the Bankruptcy Code.

10.          On December 20, 2018, the United States Trustee for Region 2 (the “U.S. Trustee”) appointed the Creditors’ Committee [Docket No. 92]. On January 29, 2019, the U.S. Trustee appointed the Equity Committee [Docket No. 279]. No trustee or examiner has been appointed in the Chapter 11 Cases.

II.                                   Houlihan Retention, Final DIP Order, and Make-Whole Settlement

11.          On February 14, 2019, the Equity Committee filed an application to retain Houlihan as financial advisor and investment banker to the Equity Committee [Docket No. 355] (the “Houlihan Retention Application”).

12.          On February 26, 2019, the Court entered the Final Order (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors To Use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Status, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, and (VI) Granting Related Relief [Docket No. 454] (the “Final DIP Order”).

13.          On February 26, 2019, the Court entered the Make-Whole Settlement Order approving a settlement among the Debtors, CRG, and the Creditors’ Committee (the “Make-Whole Settlement”). The Make-Whole Settlement resolved actual and potential objections to the Prepetition Secured Obligations and the Prepetition Liens, including the Prepayment Premium and the Back-End Fee. In doing so, the Make-Whole Settlement facilitated entry of the Final DIP Order, as it addressed objections to CRG’s liens.

14.          On March 13, 2019, the Creditors’ Committee filed an objection to the Houlihan Retention Application [Docket No. 540], the Debtors filed a limited objection to the Houlihan

Retention Application [Docket No. 544], and CRG filed joinders to both objections [Docket Nos. 547 and 548] (collectively, the “Houlihan Retention Objections”).

III.                              The Disclosure Statement, Plan, and Independent Director Settlement Stipulation

15.          On March 11, 2019, the Debtors filed the Plan and the Disclosure Statement. On March 13, 2019, the Court entered an order approving, among other things, the adequacy of the Disclosure Statement and certain procedures for solicitation of votes on the Plan [Docket No. 541] (the “Disclosure Statement Order”). The Disclosure Statement Order established April 11, 2019 as the deadline for: (a) creditors to cast votes on the Plan and (b) parties-in-interest to object to the Plan. Disclosure Statement Order ¶¶ 7, 13. The Disclosure Statement Order was entered contemporaneously with the Independent Director Settlement Stipulation, which resolved the Equity Committee’s and the Creditors’ Committee’s objections to the Disclosure Statement, and pursuant to which both Committees withdrew their objections to the Disclosure Statement.

16.          On March 12, 2019, the Equity Committee filed the Appeals. The Equity Committee is represented in the Appeals by its proposed special litigation counsel, Stevens & Lee P.C. (“Stevens & Lee”).

17.          On March 14, 2019, and March 15, 2019, Prime Clerk LLC disseminated the Plan and Disclosure Statement, along with voting ballots or notices of non-voting status, as appropriate, to parties-in-interest.

18.          On March 15, 2019, CRG filed the Motion of CRG Servicing LLC for an Order, Pursuant to 11 U.S.C. § 105(a), (I) Enforcing Plan Settlement Stipulation, (II) Holding the Official Equity Committee and the Law Firm of Stevens & Lee, P.C. in Contempt of Court and (III) Imposing Sanctions [Docket No. 557] (the “Enforcement Motion”) seeking to enforce the

Independent Director Settlement Stipulation. On March 18, 2019, the Creditors’ Committee filed the Enforcement Motion Joinder.

IV.                               The Equity Committee Settlement

19.          On March 29, 2019, the Debtors, CRG, the Creditors’ Committee, and the Equity Committee agreed, pursuant to the terms of the Equity Committee Settlement, to implement the Plan Modifications and resolve the Appeals and the Enforcement Motion.

20.          The Equity Committee Settlement contemplates, among other things,(4) the following:

(a)                                 The Plan will be amended to provide that holders of Allowed Interests will receive, in addition to their current treatment under the Plan, their Pro Rata share of up to $1.375 million of cash from an amount of cash, not to exceed $1.375 million, that CRG will direct the Plan Administrator to retain from Excess Sale Proceeds allocable to CRG in excess of $12 million, the proceeds of which (less (i) $50,000 to be escrowed with the Litigation Trustee to be used solely for the benefit of the Equity Committee’s designees on the Oversight Committee to investigate and object to any settlement of claims proposed by the Litigation Trustee and (ii) payment of compensation to Stevens & Lee approved by the Court) (the “CRG-ESH Settlement Fund”) shall be made available for distribution to holders of Allowed Interests. Any amount of Excess Sale Proceeds allocable to CRG in excess of $13.375 million shall remain solely the property of CRG and shall be distributed to CRG pursuant to the Plan;

(b)                                 The proceeds of the CRG-ESH Settlement Fund shall be distributed to holders of Allowed Interests on the first Distribution Date following the entry of a Final Order for each final fee application for each Professional for the Equity Committee;

(c)                                  The Plan will further be amended to include in the definition of “Litigation Trust Cash Contribution” that $50,000 payable from the CRG-ESH Settlement Fund shall also be escrowed with the Litigation Trustee to be used solely for the benefit of the Equity Committee’s designees on the Oversight Committee to investigate and object to any settlement of claims proposed by the Litigation Trustee;

(d)                                 Within two business days after entry of the proposed Order, the Equity Committee shall withdraw and dismiss with prejudice the Appeals, CRG shall

(4)         The following is a summary of certain key terms of the proposed Equity Committee Settlement and is qualified in its entirety by the terms of the Settlement Term Sheet.

withdraw with prejudice the Enforcement Motion, the Creditors’ Committee shall withdraw the Enforcement Motion Joinder, and the Debtors, the Creditors’ Committee, and CRG will withdraw their respective Houlihan Retention Objections. The Equity Committee will seek an adjournment of the deadline for the Equity Committee to respond to the Houlihan Retention Objections and the hearing on the Houlihan Retention Application, with the Debtors, CRG, and the Creditors’ Committee each consenting to such extensions;

(e)                                  The Equity Committee shall affirmatively and actively support confirmation of the Plan as modified by the Plan Modifications;

(f)                                   The Administrative and Priority Claims Reserve shall include expenses of CRG for responding to discovery from the Litigation Trust and/or Securities Plaintiff, in an amount not to exceed $1.25 million (the “CRG Discovery Expense Reserve”), subject to the rights of the Litigation Trustee to challenge such expenses and to seek from the Bankruptcy Court, for cause shown, a reduction in the CRG Discovery Expense Reserve. Any decision of the Court will be final and binding. Unless CRG, in its sole discretion, consents to the earlier release of any unused portion of the CRG Discovery Expense Reserve, the unused portion of the CRG Discovery Expense Reserve remaining as of the later of (a) the second-year anniversary of the Plan Effective Date and (b) if any discovery request remains outstanding to CRG from the Litigation Trust and/or Securities Plantiffs as of the second anniversary of the Plan Effective Date, the first business day on which CRG has completed its response to all such discovery requests (including any depositions) and has been paid for all expenses reimbursable from the Administrative Priority Claims Reserve, shall be released from the Administrative and Priority Claims Reserve and distributed in accordance with the provisions of the Plan;

(g)                                  Gibson Dunn & Crutcher LLP (“Gibson”) and Houlihan agree not to seek allowance of compensation in the Debtors’ Chapter 11 Cases in the aggregate, in excess of $2.5 million, provided that, subject to Court approval, no more than (i) $625,000 of that amount will be payable to Houlihan (or its affiliates) and (ii) $1.875 million will be payable to Gibson, and the Debtors, the Creditors’ Committee, and CRG agree not to challenge fee requests, consistent with this limit; and

(h)                                 Gibson, and, subject to Court approval, Houlihan and Stevens & Lee shall be the only professionals sought to be retained by and for the Equity Committee, and the Debtors, the Creditors’ Committee, and CRG agree not to object to Stevens & Lee’s retention as special litigation counsel for the Equity Committee, provided that any compensation for Stevens & Lee is paid from the CRG-ESH Settlement Fund.

BASIS FOR RELIEF REQUESTED AND APPLICABLE AUTHORITY

I.                                        This Court Should Approve the Equity Committee Settlement.

21.          This Court has authority to approve the Equity Committee Settlement pursuant to Bankruptcy Rule 9019. See Fed. R. Bankr. P. 9019(a) (“On motion by the trustee and after notice and a hearing, the court may approve a compromise or settlement.”). Settlements and compromises “are favored in bankruptcy,” In re Dewey & LeBoeuf LLP, 478 B.R. 627, 645 (Bankr. S.D.N.Y. 2012), and “are ‘a normal part of the process of reorganization.’” Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968) (quoting Case v. L.A. Lumber Prods. Co., 308 U.S. 106, 130 (1939)); see also In re Adelphia Commc’ns Corp., 327 B.R. 143, 159 (decision to accept or reject settlement lies within sound discretion of bankruptcy court), adhered to on reconsideration, 327 B.R. 175 (Bankr. S.D.N.Y. 2005).

22.          Approval of a compromise under Bankruptcy Rule 9019(a) is appropriate when the compromise is fair and equitable and is in the best interests of a debtor’s estate. See TMT Trailer Ferry, 390 U.S. at 424; see also Adelphia Commc’ns, 327 B.R. at 159 (“The settlement need not be the best that the debtor could have obtained. Rather, the settlement must fall ‘within the reasonable range of litigation possibilities.’” (citations omitted) (quoting In re Penn Cent. Transp. Co., 596 F.2d 1102, 1114 (3d Cir. 1979))); Nellis v. Shugrue, 165 B.R. 115, 121 (S.D.N.Y. 1994) (“The obligation of the bankruptcy court is to determine whether a settlement is in the best interest of an estate before approving it.”). In general, compromises in the bankruptcy context should be approved unless they “‘fall[] below the lowest point in the range of reasonableness.’” Cosoff v. Rodman (In re W.T. Grant Co.), 699 F.2d 599, 608 (2d Cir. 1983) (quoting Newman v. Stein, 464 F.2d 689, 693 (2d Cir. 1972)).

23.          “[S]ettlements are favored in bankruptcy,” Dewey & LeBoeuf, 478 B.R. at 645, and, accordingly, should be approved unless they “‘fall[] below the lowest point in the range of reasonableness.’” Adelphia Commc’ns, 327 B.R. at 159 (quoting W.T. Grant Co., 699 F.2d at 608). Courts in this district have considered the following factors when determining whether a proposed settlement satisfies this deferential standard:

(1) the balance between the litigation’s possibility of success and the settlement’s future benefits; (2) the likelihood of complex and protracted litigation, “with its attendant expense, inconvenience, and delay,” including the difficulty in collecting on the judgment; (3) “the paramount interests of the creditors,” including each affected class’s relative benefits “and the degree to which creditors either do not object to or affirmatively support the proposed settlement”; (4) whether other parties in interest support the settlement; (5) the “competency and experience of counsel” supporting, and “[t]he experience and knowledge of the bankruptcy court judge” reviewing, the settlement . . .; and (7) “the extent to which the settlement is the product of arm’s length bargaining.”

Motorola, Inc. v. Official Comm. of Unsecured Creditors (In re Iridium Operating LLC), 478 F.3d 452, 462 (2d Cir. 2007) (alteration in original) (quoting In re WorldCom, Inc., 347 B.R 123, 137 (Bankr. S.D.N.Y. 2006)); see also Adelphia Commc’ns, 327 B.R. at 159–60; In re Texaco Inc., 84 B.R. 893, 902 (Bankr. S.D.N.Y. 1988).

24.          A bankruptcy court need not determine that all of the foregoing criteria favor approval of a compromise, and the proposed compromise need not be the best agreement that the debtor could have achieved under the circumstances. See Adelphia Commc’ns, 327 B.R. at 159–60; In re Penn Cent. Transp. Co., 596 F.2d 1102, 1114 (3d Cir. 1979). Instead, the bankruptcy court’s “role is to determine whether the settlement as a whole is fair and equitable,” In re Lee Way Holding Co., 120 B.R. 881, 890 (Bankr. S.D. Ohio 1990), and to ascertain whether the settlement falls “‘within the reasonable range of litigation possibilities.’” In re Telesphere Commc’ns, Inc., 179 B.R. 544, 553 (Bankr. N.D. Ill. 1994) (quoting In re Energy Coop., Inc., 886 F.2d 921, 929 (7th Cir. 1989)). To that end, bankruptcy courts should not substitute their own judgment for that of the debtor, but rather should “‘canvass the issues’” to affirm that the proposed settlement falls above “‘the lowest point in the range of reasonableness.’” Adelphia Commc’ns, 327 B.R. at 159 (quoting W.T. Grant, 699 F.2d at 608); accord Air Line Pilots Ass’n, Int’l v. Am. Nat’l Bank & Tr. Co. (In re Ionosphere Clubs, Inc.), 156 B.R. 414, 426 (S.D.N.Y. 1993), aff’d sub nom. Sobchack v. Am. Nat’l Bank & Tr. Co. (In re Ionosphere Clubs, Inc.), 17 F.3d 600 (2d Cir. 1994).

25.          The Equity Committee Settlement satisfies the applicable standards in this Circuit, as it is fair, equitable, and in the best interests of the Debtors’ Estates. First, approval of the Equity Committee Settlement will benefit the Debtors’ Estates by saving the Estates the expense of a contested confirmation process, as the Equity Committee Settlement ensures that the key stakeholders in the Chapter 11 Cases will support the Plan as modified by the Plan Modifications. Second, the Equity Committee Settlement will also save the Estates the expense of potentially costly and time-consuming appellate litigation of the Appeals, which, if the Appeals were successful, might then be followed by additional litigation before this Court on remand. This litigation would drain Estate resources and thereby reduce the distributions that parties-in-interest would otherwise receive under the Plan. Third, the Equity Committee Settlement will provide a significant benefit to the Debtors’ shareholders. Under the Equity Committee Settlement, CRG has agreed to reallocate a portion of its own recovery to fund a settlement of the Appeals and objections to the Plan that will result in value being distributed to shareholders, value to which the shareholders would not otherwise be entitled. Crucially, the Equity Committee Settlement and related settlement payment do not impact the recoveries of general unsecured creditors and, as a result, the Equity Committee Settlement enjoys the Creditors’ Committee support. Fourth, the Equity Committee Settlement will provide a cap on the amount of fees for which the Equity Committee will seek compensation from the Court. Providing this cap, and avoiding any potential litigation associated with the Equity Committee’s professional fee requests, will further preserve the assets of the Estates for the benefit of parties-in-interest. Taken together, these benefits demonstrate that the Equity Committee Settlement is fair and equitable and that it is in the best interest of the Debtors and their stakeholders. The propriety of the Equity Committee Settlement is further bolstered by the fact that it is supported by the Debtors, CRG, the Creditors’ Committee, and the Equity Committee.

II.                                   No Further Solicitation of the Plan Is Required.

A.                                    The Plan Modifications Are Not Material and Do Not Adversely Change the Treatment of Any Claim or Interest.

26.          Section 1127(a) of the Bankruptcy Code provides that “[t]he proponent of a plan may modify such plan at any time before confirmation . . . . After the proponent of a plan files a modification of such plan with the court, the plan as modified becomes the plan.” 11 U.S.C. § 1127(a). In fact, “[a]ny holder of a claim or interest that has accepted or rejected a plan is deemed to have accepted or rejected, as the case may be, such plan as modified, unless, within the time fixed by the court, such holder changes such holder’s previous acceptance or rejection.” Id. § 1127(d). Likewise, Bankruptcy Rule 3019(a) provides that a plan proponent may modify the plan even after the plan has been accepted, but before its confirmation. See Fed. R. Bankr. P. 3019(a).(5) Further,

[i]f the court finds after hearing on notice to the trustee, any committee appointed under the [Bankruptcy] Code, and any other entity designated by the court that the proposed modification does not adversely change the treatment of the claim of

(5)       Bankruptcy Rule 3019(a) applies “after a plan has been accepted and before its confirmation,” Fed. R. Bankr. P. 3019(a), and thus, is not applicable to all parties, as solicitation will conclude on April 11, 2019, and not all parties have voted on the Plan yet. To the extent parties have already voted, the Debtors request that Bankruptcy Rule 3019(a) be applied to their votes and the Plan be modified pursuant to the Plan Modifications without affecting those voters’ votes or requiring re-solicitation. See Plan §12.05 any creditor or the interest of any equity security holder who has not accepted in writing the modifications, it shall be deemed accepted by all creditors and equity security holders who have previously accepted the plan.

Id. Courts have allowed for amendments to Plans, even (a) when they required significant modifications; (b) when the goal of such amendments was to implement a settlement; and (c) when the amendments did not result in a material or adverse change in the treatment of a claim. See In re 4 W. Holdings, Inc., 593 B.R. 448, 460 (Bankr. N.D. Tex. 2018); see also In re Boylan Intern. Ltd., 452 B.R. 43, 51–52 (Bankr. S.D.N.Y. 2011) (holding that resolicitiation was not necessary when the changes to the plan were not material and did not adversely affect the plan treatment of any creditor).

27.          The proposed Plan Modifications “do not adversely change the treatment of the claim of any creditor or the interest of any equity security holder who has not accepted in writing the modification[s].” Fed. R. Bankr. P. 3019(a). Nor are the Plan Modifications material, as they do not impact any class entitled to vote on the Plan, and thus, could not be found to “affect an investor’s voting decision.” In re Boylan Intern., 452 B.R. at 51. The Plan Modifications primarily use a portion of CRG’s distribution to provide a payment to holders of Allowed Interests to resolve the Appeals and objections to the Plan. No other classes are impacted by the Plan Modifications, and the Plan Modifications reflect the Equity Committee Settlement reached by, among other parties, CRG and the Equity Committee, both of whom, therefore, have agreed to the Plan Modifications in writing.

28.          The Plan Modifications here are the product of extensive negotiations involving the Debtors, CRG, the Creditors’ Committee, and the Equity Committee. By this Motion, the Debtors are providing even more protections than required by the Bankruptcy Code or the Bankruptcy Rules by providing notice of the proposed Plan Modifications and an opportunity to object to their designation as non-material. See In re Simplot, No. 06-00002-TLM, 2007 WL

2479664, at *14 n.55 (Bankr. D. Idaho Aug. 28, 2007) (noting that a stipulation filed on the record disclosed plan modifications to creditors).

29.          Because the Plan Modifications are not material and do not adversely affect the treatment of any claim holder or equity holder, except for CRG, and CRG has agreed to, and facilitated, the Plan Modifications, the Debtors request that the Court not require resolicitation of votes from any parties-in-interest.

B.                                    The Holders of Allowed Interests Are Deemed to Reject.

30.          Under the Plan as modified by the Plan Modifications, holders of Allowed Interests are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. The Bankruptcy Code does not require solicitation of votes from such holders. Specifically, section 1126(g) of the Bankruptcy Code provides:

Notwithstanding any other provision of this section, a class is deemed not to have accepted a plan if such plan provides that the claims or interests of such class do not entitle the holders of such claims or interests to receive or retain any property under the plan on account of such claims or interests.

11 U.S.C. § 1126(g).

31.          Although holders of Allowed Interests will receive a settlement payment as consideration for the withdrawal of the Appeals and the resolution of all objections to the Plan, such payment is only available as a result of the Equity Committee Settlement and concessions made by CRG. Allowed Interests are not receiving, and are not entitled to receive, payment on account of their Interests. Under these circumstances, it would serve no purpose to solicit the votes of the holders of Allowed Interests, particularly given the added expense to the Debtors’ estates (which the Debtors estimate would be approximately $300,000) and the fact that the interests of the holders of Allowed Interests were already represented by the Equity Committee.

32.          That the holders of Allowed Interests are set to receive a payment under the Plan as amended by the Plan Modifications does not require solicitation of votes from such holders when they are deemed to reject. Bankruptcy courts in this district and other districts have approved plans where the debtor did not solicit votes from classes deemed to reject the plan, but received distributions under the plan. See, e.g., In re Walter Inv. Mgmt. Corp., No. 17-13446 (JLG) (Bankr. S.D.N.Y. Jan. 18, 2018), ECF Nos. 172 at 8–9, 172-1 at 20; In re Genco Shipping & Trading Ltd., No. 14-11108 (SHL) (Bankr. S.D.N.Y. July 2, 2014), ECF No. 322 at 7–8, 12; In re 785 Partners LLC, No. 11-13702 (SMB) (Bankr. S.D.N.Y. May 10, 2012), ECF Nos. 185 at 1–2, 185-1; In re Tidewater Inc., No. 17-11132 (BLS) (Bankr. D. Del. July 17, 2017), ECF Nos. 378, 378-1.

III.                              The Disclosure Statement Satisfies Section 1125 with Respect to the Plan as Modified by the Plan Modifications.

33.          Section 1125 of the Bankruptcy Code requires the Court to approve a written disclosure statement prior to allowing a party to solicit acceptances for a Chapter 11 plan. See 11 U.S.C. § 1125(b). To approve a disclosure statement, a court must find that the disclosure statement contains “adequate information,” id., which the Bankruptcy Code defines as:

information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor’s books and records, including a discussion of the potential material Federal tax consequences of the plan to the debtor, any successor to the debtor, and a hypothetical investor typical of the holders of claims or interests in the case, that would enable such a hypothetical investor of the relevant class to make an informed judgment about the plan, but adequate information need not include such information about any other possible or proposed plan and in determining whether a disclosure statement provides adequate information, the court shall consider the complexity of the case, the benefit of additional information to creditors and other parties in interest, and the cost of providing additional information.

11 U.S.C. § 1125(a)(1). The primary purpose of a disclosure statement is to provide information “as far as is reasonably practicable” to permit “an informed judgment” by those entitled to vote on the plan. Id.; see also Momentum Mfg. Corp. v. Emp. Creditors Comm. (In re Momentum Mfg. Corp.), 25 F.3d 1132, 1136 (2d Cir. 1994); In re Adelphia Commc’ns Corp., 352 B.R. 592, 600–01 (Bankr. S.D.N.Y. 2006).

34.          Courts have broad discretion in determining whether a disclosure statement contains “adequate information,” employing a flexible approach based on the unique facts and circumstances of each case. See In re Ashley River Consulting, LLC, No. 14-13406(MG), 2015 WL 6848113, at *7 (Bankr. S.D.N.Y. Nov. 6, 2015) (“Congress purposely left vague the standard for judging what constitutes adequate information to allow the Court to make a case-by-case determination[.]”); In re WorldCom, Inc., No. M-47 HB, 2003 WL 21498904, at *10 (S.D.N.Y. June 30, 2003) (“‘The determination of what is adequate information is subjective and made on a case by case basis.’” (citation omitted)); accord In re Ionosphere Clubs, Inc., 179 B.R. 24, 29 (S.D.N.Y. 1995); Menard-Sanford v. Mabey (In re A.H. Robins Co.), 880 F.2d 694, 696 (4th Cir. 1989); Tex. Extrusion Corp. v. Lockheed Corp. (In re Tex. Extrusion Corp.), 844 F.2d 1142, 1157 (5th Cir. 1988); see also Kirk v. Texaco, Inc., 82 B.R. 678, 682 (S.D.N.Y. 1988) (noting that “[t]he legislative history could hardly be more clear in granting broad discretion to bankruptcy judges under [11 U.S.C.] § 1125(a)”). This grant of discretion is intended to permit courts to tailor disclosures made in connection with solicitation to facilitate the effective reorganization of debtors in a broad range of businesses and circumstances. See H.R. Rep. No. 95-595, at 409 (1978), reprinted in 1978 U.S.C.C.A.N. 5963, 6365; see also Kirk, 82 B.R. at 682 (observing that bankruptcy judges have a clear congressional mandate to exercise “broad discretion in their supervision of corporate reorganizations”).

35.          This Court has already approved the Disclosure Statement, “in all respects pursuant to Bankruptcy Code section 1125.” Disclosure Statement Approval Order ¶ 3. As stated

above, the Plan Modifications do not represent material or adverse changes to the Plan’s treatment of any Claim or Interest, as they do not negatively affect the treatment of any party except for CRG, which has agreed to the Plan Modifications in writing through the Equity Committee Settlement Term Sheet. Therefore, the Disclosure Statement, as approved by the Disclosure Statement Order, already includes adequate information with respect to the Plan as modified by the Plan Modifications.

36.          Out of an abundance of caution, however, the Debtors will disseminate this Motion and proposed Order to all parties that received the Plan and Disclosure Statement and all parties that received a Non-Voting Notice (other than holders of Class 8 Equity Interests). The Debtors will also file the Motion, proposed Order, and Plan Modifications on a Form 8-K. In doing so, the Debtors will provide parties-in-interest with additional information regarding the Plan prior to the Voting Deadline. The Debtors submit that, in light of their filing of the Form 8-K and the Equity Committee’s participation in the Settlement, holders of Class 8 Equity Interests will receive sufficient notice of the Settlement, such that serving notice of this Motion on such holders (at a large incremental cost to the Estates, which the Debtors estimate would be approximately $420,000) is unnecessary.

NOTICE

37.          Notice of this Motion will be given to: (a) the U.S. Trustee; (b) counsel to the Creditors’ Committee; (c) counsel to CRG; (d) counsel to the Senior Notes Indenture Trustee; (e) the SEC; (f) the FDA; (g) the U.S. Attorney; (h) all holders of Term Loan Claims (Class 3 under the Plan); (i) all holders of General Unsecured Claims (Class 4 under the Plan); (j) all parties who received a Non-Voting Notice (other than holders of Class 8 Equity Interests); and (k) all parties entitled to notice pursuant to Bankruptcy Rule 2002.  The Debtors submit that no other or further notice is required.

NO PRIOR REQUEST

38.          No previous request for the relief sought herein has been made to this Court or any other court.

[Remainder of Page Intentionally Left Blank]

CONCLUSION

The Debtors respectfully request that this Court enter an Order, substantially in the form annexed hereto in Exhibit A, granting the relief requested herein and such other and further relief as may be just and proper.

Dated:	New York, New York
March 29, 2019

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Ron E. Meisler
Lisa Laukitis
Christine A. Okike
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Fax: (212) 735-2000

– and –

Ron E. Meisler (admitted pro hac vice)
Christopher M. Dressel (admitted pro hac vice)
Jennifer Madden (admitted pro hac vice)
155 North Wacker Drive
Chicago, Illinois 60606-1720
Telephone: (312) 407-0700
Fax: (312) 407-0411

– and –

TOGUT, SEGAL & SEGAL LLP
Albert Togut
Neil M. Berger
Kyle J. Ortiz
One Penn Plaza
Suite 3335
New York, New York 10119
Telephone: (212) 594-5000
Fax: (212) 967-4258

Counsels to Debtors
and Debtors-in-Possession

EXHIBIT A

Proposed Order

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

SYNERGY PHARMACEUTICALS INC., et al.,	Case No. 18-14010 (JLG)

Debtors.(1)	Jointly Administered

ORDER (I) APPROVING SETTLEMENT AMONG THE DEBTORS, CRG SERVICING LLC, THE CREDITORS’ COMMITTEE, THE EQUITY COMMITTEE, AND HOULIHAN LOKEY CAPITAL, INC. AND (II) FINDING THAT PROPOSED MODIFICATIONS TO THE PROPOSED PLAN DO NOT REQUIRE FURTHER
SOLICITATION

Upon the motion (the “Motion”)(2) of the Debtors for entry of an order (this “Order”) under section 105 and section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019(a) and Rule 9019; (a) approving the settlement among the Debtors, CRG Servicing LLC (“CRG”), the Official Committee of Unsecured Creditors (the “Creditors’ Committee”), the Official Committee of Equity Security Holders (the “Equity Committee”), and Houlihan Lokey Capital, Inc. (“Houlihan”); (b) finding that the Equity Committee Settlement, including the settlement payment to holders of Allowed Interests contemplated thereunder and set forth in the Plan Modifications, has no impact on the deemed rejection under the Plan by the Class of Allowed Interests (Class 8), and that, as a result, the Debtors are not required to solicit votes on the Plan (as modified by the Plan Modifications) from holders of Allowed Interests; (c) finding

(1)         The Debtors in these Chapter 11 cases, along with the last four digits of their respective tax identification numbers, are as follows: Synergy Pharmaceuticals Inc. (5269); Synergy Advanced Pharmaceuticals, Inc. (4596). The address of the Debtors’ corporate headquarters is 620 Lee Road, Chesterbrook, Pennsylvania 19087.

(2)         Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Motion.

that no holders of Allowed General Unsecured Claims (Class 4) are materially or adversely affected by the Equity Committee Settlement and, accordingly, that the Debtors are not required to resolicit votes on the Plan, as modified by the Plan Modifications; and (d) finding that notice of this Motion and disclosure of the Equity Committee Settlement thereby satisfies any applicable and incremental requirements under 11 U.S.C. § 1125 with respect to the Plan as modified by the Plan Modifications; and due sufficient notice of the Motion having been given under the particular circumstances; and it appearing that no other or further notice is necessary except as provided herein; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates, their creditors, and other parties-in-interest; and after due deliberation thereon; and good and sufficient cause appearing therefor; it is hereby:

ORDERED, ADJUDGED AND DECREED that:(3)

1.                                      The relief requested in the Motion is GRANTED as set forth herein.

2.                                      The Settlement Term Sheet, attached as Exhibit 1 hereto, is APPROVED in its entirety under section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019. The terms and provisions of the Settlement Term Sheet are incorporated by reference into, and are an integral part of, this Order. Each term of the Settlement Term Sheet is valid, binding, and enforceable as fully set forth herein.

3.                                      The Plan is hereby modified as reflected in the modified Plan attached hereto as Exhibit 2.

(3)         The findings and conclusions set forth herein constitute this Court’s findings of fact and conclusions of law. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute finding of fact, they are adopted as such.

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4.                                      The Plan Modifications do not adversely affect the treatment of any creditor or the interest of any equity security holder, other than CRG, which has accepted the Plan Modifications in writing.

5.                                      The Plan, as modified by the Plan Modifications, is deemed accepted by all classes of claims that previously voted to accept the Plan or who vote to accept the Plan pursuant to the Debtors’ initial solicitation.

6.                                      The payment to holders of Allowed Interests (Class 8 under the Plan) pursuant to the Plan Modifications has no impact on the deemed rejection under the Plan by the Class of Allowed Interests and, as a result, the Debtors are not required to solicit votes on the Plan (as modified by the Plan Modifications) from holders of Allowed Interests.

7.                                      The holders of Allowed general unsecured claims are not adversely affected by the Equity Committee Settlement and, accordingly, no re-solicitation of the votes of such holders is necessary.

8.                                      The Disclosure Statement, as approved, satisfies the requirements of 11 U.S.C. § 1125 with respect to the Plan, as amended by the Plan Modifications and notice of the Motion and this Order satisfies any applicable and incremental requirements of 11 U.S.C. §1125 with respect to the Plan as modified by the Plan Modifications.

9.                                      This Court retains jurisdiction with respect to all matters arising from or related to the implementation, interpretation, and enforcement of this Order.

Dated:

, 2019

HONORABLE JAMES L. GARRITY JR.
UNITED STATES BANKRUPTCY JUDGE

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Exhibit 1

Settlement Term Sheet

EXECUTION COPY

ESHC GLOBAL SETTLEMENT TERM SHEET

Parties: Synergy Pharmaceutical, Inc. et al. (the “Debtors”), the Official Committee of Equity Security Holders (“ESHC”), Houlihan Lokey Capital, Inc. (“Houlihan”), the Official Committee of Unsecured Creditors (“OCC”) and CRG Servicing LLC and its affiliated lenders (“CRG”)

Timing/Conditions:

A.            On or before March 29, 2019,(1) Debtors shall file a motion (on notice to all Bankruptcy Rule 2002 parties, the SEC and the 510(b) creditors) (the “9019 Motion”) seeking Court approval of an Order:

1.              Approving the settlement contained in this Term Sheet pursuant to Bankruptcy Rule 9019;

2.              Amending the Debtors’ Third Amended Joint Plan of Reorganization (the “Plan”) to incorporate the settlement and related payment for the benefit of holders of Allowed Interests provided in this Term Sheet;

3.              Decreeing and finding that such settlement and related payment to the holders of Allowed Interests has no impact on the deemed rejection under the Plan by the Class of Allowed Interests under 11 U.S.C. § 1126(g) so that the Debtors are not required to solicit votes from holders of Allowed Interests;

4.              Decreeing and finding that holders of Allowed general unsecured claims are not adversely affected by this settlement and, accordingly, the Debtor is not required to resolicit votes from holders of Allowed general unsecured claims; and

5.              Finding that notice of approval of the 9019 Motion and disclosure thereof satisfies any applicable and incremental requirements under 11 U.S.C. § 1125 with respect to the Plan, as amended.

6.              A hearing on the 9019 Motion (the “9019 Hearing”) shall be scheduled for April 9, 2019.

B.            Interim activity: Between the date this Term Sheet is fully executed and the conclusion of the 9019 Hearing:

1.              No party shall take any action that is adverse to or inconsistent with the terms of this Term Sheet or in furtherance of the Notice of Appeals filed by Stevens & Lee on behalf of the ESHC (the “Appeals”) unless required by statute or court order;

2.              CRG shall adjourn the hearing on its Enforcement and Sanctions Motion [Dkt. No. 557] (the “Enforcement Motion”) to April 23, 2019 with objections to the Enforcement Motion due on April 11, 2019.

3.              Stevens & Lee shall adjourn the objection date with respect to their retention application to April 11, 2019.

4.              The ESHC will seek to (a) adjourn the hearing date on its application to retain and employ Houlihan [Dkt. No.355] (the “Houlihan Application”) to April 23, 2019 and (b) its reply deadline with respect to the Houlihan Application to April 18, 2019 at noon (ET), and the Debtors, the OCC and CRG consent to such adjournment of the hearing date and the reply deadline.

(1)  All parties to this Term Sheet consent to the filing of, and hearing on, the 9019 Motion on an expedited basis.

Terms:

C.            Upon entry of an Order approving the 9019 Motion on terms consistent with this Term Sheet or otherwise acceptable to each of the parties hereto (the “ESHC Settlement Order”):

1.              The Plan will be amended to provide that:

a)             Holders of Allowed Interests will receive, in addition to their current treatment under the Plan, their pro rata share of up to $1.375 million of cash from the CRG-ESH Settlement Fund.  The “CRG-ESH Settlement Fund” means an amount of cash, not to exceed $1.375 million, that CRG will direct the Plan Administrator to retain from Excess Sale Proceeds allocable to CRG in excess of $12 million, which CRG-ESH Settlement Fund proceeds (less (i) $50,000 to be escrowed with the Litigation Trustee to be used solely for the benefit of the ESHC designees on the Oversight Committee to investigate and object to any settlement of claims proposed by the Litigation Trustee and (ii) payment of compensation to Stevens & Lee as approved by the Court) shall be made available for distribution to holders of Allowed Interests.  Any amount of Excess Sale Proceeds allocable to CRG in excess of $13.375 million shall remain solely the property of CRG and shall be distributed to CRG pursuant to the Plan;

b)             The proceeds of the CRG-ESH Settlement Fund shall be distributed to holders of Allowed Interests on the first Distribution Date following the entry of a Final Order for each final fee application for each Professional for the ESHC

c)              The definition of “Litigation Trust Cash Contribution” shall be amended to provide that $50,000 of the $1.5 million of Wind-Down Budget shall also be escrowed with the Litigation Trustee to be used solely for the benefit of the ESHC designees on the Oversight Committee to investigate and object to any settlement of claims proposed by the Litigation Trustee.

2.              Within 2 business days after entry of the ESHC Settlement Order:

a)             The ESHC shall withdraw and dismiss with prejudice the Appeals;

b)             CRG shall withdraw with prejudice the Enforcement Motion and the OCC shall withdraw their joinder to the Enforcement Motion [Dkt. No. 563]; and

c)              The Debtors will withdraw their objection to the Houlihan Application [Dkt. No. 542], the OCC will withdraw its objection to the Houlihan Application [Dkt. No. 540] and CRG will withdraw its joinders to the objections to the Houlihan Application [Dkt. Nos. 547 and 548].

3.              The ESHC will affirmatively and actively support confirmation of the Plan as amended by the terms of this Term Sheet;

4.              The Administrative and Priority Claims Reserve shall include expenses of CRG for responding to discovery from the Litigation Trust and/or Securities Plaintiffs of an amount not to exceed $1.25 million (the “CRG Discovery Expense Reserve”), subject to the rights of the Litigation Trustee to challenge such expenses and to seek from the Bankruptcy Court, for cause shown, a reduction in the CRG Discovery Expense Reserve.  Any decision of the Bankruptcy Court will

2

be final and binding.  Unless CRG, in its sole discretion, consents to the earlier release of any unused portion of the CRG Discovery Expense Reserve, the unused portion of the CRG Discovery Expense Reserve remaining as of the later of (a) the second year anniversary of the Plan Effective Date and (b) if any discovery requests remain outstanding to CRG from the Litigation Trust and/or Securities Plaintiffs as of the second anniversary of the Plan Effective Date, the first business day on which CRG has completed its response to all such discovery requests (including any depositions) and has been paid for all expenses reimbursable from the Administrative and Priority Claims Reserve, shall be released from the Administrative and Priority Claims Reserve and distributed in accordance with the provisions of the Plan;

5.              Gibson Dunn & Crutcher LLP (“Gibson”) and Houlihan agree not to seek allowance of compensation in the Debtors’ chapter 11 cases in the aggregate in excess of $2.5 million, provided, that, subject to Court approval, no more than (a) $625,000 of that amount will be payable to Houlihan (or its affiliates) and (b) $1.875 million will be payable to Gibson, and the Debtors, OCC and CRG agree not to challenge fee requests consistent therewith; and

6.              Gibson and, subject to Court approval, Houlihan and Stevens & Lee shall be the only professionals sought to be retained by and for the ESHC, and the Debtors, OCC and CRG agree not to object to Stevens & Lee’s retention as special litigation counsel for the ESHC, provided that any compensation for Stevens & Lee is paid from the CRG-ESH Settlement Fund.

D.            If the Court does not enter the ESHC Settlement Order by April 10, 2019, then the provisions of Section “C” of this Term Sheet shall be unenforceable, null and void and shall be deemed to have been for settlement purposes only subject to FRE 408 and similar rules, and, in that case, the Enforcement Motion and the Stevens & Lee retention application shall each go forward as follows:

1.              Hearing to be held on April 23, 2019 at 11:00 a.m. (ET)

2.              Objections shall be due on or before April 11, 2019 at 4:00 p.m. (ET)

3.              Replies to objections shall be due on or before April 16, 2019 at 4:00 p.m. (ET)

[signatures to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Term Sheet to be executed as of the 29th day of March 2019.

SYNERGY PHARMACEUTICALS INC. et al.,

By its counsel:
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

By:	/s/ Ron E. Meisler
Ron E. Meisler
155 N. Wacker Drive
Chicago, Illinois 60606
ron.meisler@skadden.com

OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS

By its counsel:
GIBSON, DUNN & CRUTCHER

By:	/s/ David Feldman
David Feldman
200 Park Avenue
New York, New York 10166
dfeldman@gibsondunn.com

-and-

By its proposed counsel:
STEVENS & LEE, P.C.

By:	/s/ Nicholas F. Kajon
Nicholas F. Kajon
485 Madison Avenue
New York, New York 10022
nfk@stevenslee.com

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HOULIHAN LOKEY CAPITAL, INC.

By:	/s/ Geoffrey Coutts
Geoffrey Coutts
Director
10250 Constellation Blvd.
Los Angeles, California 90067

OFFICIAL COMMITTEE OF UNSECURED CREDITORS

By its counsel:
LATHAM & WATKINS LLP

By:	/s/ Richard A. Levy
Richard A. Levy
330 North Wabash Avenue
Chicago, Illinois 60611
richard.levy@lw.com

CRG SERVICING LLC, on behalf of itself and its Affiliated lenders

By its counsel:
VENABLE LLP

By:	/s/ Jeffrey S. Sabin
Jeffrey S. Sabin
1270 Avenue of the Americas
New York, New York 10020
jssabin@venable.com

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Exhibit 2-A

Fourth Amended Plan (Clean)

Exhibit 2-B

Fourth Amended Plan (Changed Pages)